LPT VARIABLE INSURANCE SERIES TRUST

                             SUB-ADVISORY AGREEMENT

     AGREEMENT dated as of ______________, 1995, among Strong Capital Management, Inc., a Wisconsin corporation (the "Sub-Adviser"), LPIMC Insurance Marketing Services, a California corporation (the "Adviser"), and LPT Variable Insurance Series Trust, a Massachusetts business trust (the "Trust").

     WHEREAS, Adviser has entered into an Investment Advisory Agreement (referred to herein as the "Advisory Agreement"), dated __________, 1995, with the Trust, under which Adviser has agreed to act as investment adviser to the Trust, which is registered as an open-end diversified management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Advisory Agreement provides that the Adviser may engage a sub-adviser or sub-advisers for the purpose of managing the investments of the Portfolios of the Trust; and

     WHEREAS, the Adviser desires to retain Sub-Adviser, which is engaged in the business of rendering investment management services, to provide certain investment management services for the investment portfolios of the Trust listed on Exhibit A hereto (each a "Portfolio" and collectively the "Portfolios"); and

     WHEREAS, it is the purpose of this Agreement to express the mutual agreements of the parties hereto with respect to the services to be provided by Sub-Adviser to Adviser with respect to the Portfolios and the terms and conditions under which such services will be rendered.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          1. Services of Sub-Adviser. Sub-Adviser shall have the following responsibilities:

               (a) to furnish continuous investment information, advice and recommend ations to the Portfolios as to the acquisition, holding or disposition of any or all of the securities or other assets, including cash, which the Portfolios may own or contemplate acquiring from time to time;

               (b) to cause its officers to attend meetings of the Adviser or the Trust and furnish oral or written reports, as the Adviser may reasonably require, in order to keep the Adviser and its officers and the Trustees of the Trust and appropriate officers of the Trust fully informed as to the condition of the investment securities of the Portfolios, the investment recommendations of the Sub-Adviser, and the investment considerations which have given rise to those recommendations;

               (c) to furnish such statistical and analytical information and reports as may reasonably be required by the Adviser from time to time;

               (d) to determine the investment securities to be purchased or sold by the Portfolios and, as agent for the Portfolios to: (i) execute any and all necessary agreements with brokers and/or dealers and (ii) purchase, hold, sell and effect transactions for the Portfolios pursuant to its determinations either directly with an issuer or with any broker and/or dealer in such securities;

               (e) at all times to invest money from London Pacific Life & Annuity Company's (the "Company") segregated asset account in such a manner as to satisfy the requirements for variable contracts under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder. Without limiting the scope of the foregoing, the Sub-Adviser will at all times comply with Section 817(h) of the Code and Treasury Regulations 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this provision by the Sub-Adviser, it will take all reasonable steps (a) to notify the Adviser of such breach and (b) to adequately diversify the Portfolios so as to achieve compliance with the grace period afforded by Treasury Regulations 1.817-5;

               Except for the restrictions necessary to comply with Section 817(h) of the Code and Treasury Regulations 1.817-5 (the "Tax
          Restrictions"), Adviser represents and warrants that the investment objective of each Portfolio is identical to, and that investment policies, restrictions and limitations of each Portfolio are no more restrictive or limiting than those contained in the current prospectus and statement of additional information of the Corresponding Strong Fund identified opposite each Portfolio on Exhibit B hereto. Except to the extent of the Tax Restrictions, and to the extent that the parties hereto may otherwise agree in writing, Adviser shall cause the Trust to file such amendments, supplements and stickers to the registration statement as are necessary to ensure that the investment policies, restrictions and limitations applicable to each Portfolio are at all times no more restrictive than those contained in the registration statement as the same may be amended or supplemented from time to time, of the Corresponding Strong Fund. Adviser shall not permit the investment objective of any Portfolio to change without the prior written consent of the Sub-Adviser unless such change is in response to a change made to the Corresponding Strong Fund and then, only to the extent necessary to make the investment objective of the Portfolio identical to that of the Corresponding Strong Fund;


               (f) to maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions made by it on behalf of the Portfolios including, without limitation, the books and records required by Subsections (b)(1), (5), (6), (7), (9), (10) and (11) and
          Subsection (f) of Rule 31a-1 under the 1940 Act and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services hereunder needed by the Adviser to keep such other books and records of the Portfolios required by Rule 31a-1 under the 1940 Act. The Sub-Adviser will also preserve all such books and records for the periods prescribed in Rule 31a-2 under the 1940 Act, and agrees that such books and records shall remain the sole property of the Trust and shall be immediately surrendered to the Trust upon request. The Sub-Adviser further agrees that all books and records maintained hereunder shall be made available to the Trust or the Adviser at any time upon request, including telecopy, without unreasonable delay, during any business day. From time to time as the Adviser or the Trustees of the Trust may reasonably request, the Sub-Adviser will furnish the requesting party reports on Portfolio transactions and reports on investments held in a Portfolio, all in such detail as the Adviser or Trustees of the Trust may reasonably request; and

               (g) to comply with the Sub-Adviser's Code of Ethics, adopted pursuant to Rule 17j-1 under the 1940 Act.

     2. Obligations of the Adviser. The Adviser shall have the following obligations under this Agreement:

          (a) to keep the Sub-Adviser continuously and fully informed as to the composition of each Portfolio's investment securities and the nature of each Portfolio's assets and liabilities;

          (b) to provide to the Sub-Adviser any amendments, supplements or other changes to the Trust's Declaration of Trust, By-Laws, currently effective registration statement under the 1940 Act, including any amendments or supplements thereto, and Notice of Eligibility under Rule 4.5 of the Commodity Exchange Act, if applicable, (collectively, "Governing Instruments and Regulatory Filings") as soon as practicable after such materials become available and, upon receipt by the Sub-Adviser, the Sub-Adviser will act in accordance with such amended, supplemented or otherwise changed Governing Instruments and Regulatory Filings;

          (c) to furnish the Sub-Adviser with a certified copy of any financial statement or report prepared for the Trust with respect to the Portfolios by certified or independent public accountants, and with copies of any financial statements or reports made by the Trust to shareholders or to any governmental body or securities exchange and to inform the Sub-Adviser of the results of any audits or examinations by regulatory authorities pertaining to the Portfolios, if these results affect the services provided by the Sub-Adviser pursuant to this Agreement;

          (d) to comply with the Adviser's Code of Ethics, adopted pursuant to Rule 17j- 1 under the 1940 Act;

          (e)  to  furnish  the  Sub-Adviser  with  any  further   materials  or
     information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement; and

          (f) to compensate the Sub-Adviser for its services under this Agreement by the payment of fees as set forth in Exhibit C attached hereto.

     3. Portfolio Transactions.The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Portfolios with broker-dealers selected by the Sub-Adviser. In executing portfolio transactions and selecting broker-dealers, the Sub-Adviser will use its best efforts to seek best execution on behalf of the Portfolios. In assessing the best execution available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934) provided to the Portfolios and/or other accounts over which the Sub-Adviser, an affiliate of the Sub-Adviser (to the extent permitted by law) or another investment adviser of the Portfolios exercises investment discretion. The Sub-Adviser is authorized to cause the Portfolios to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolios which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, (i) the Sub-Adviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Sub-Adviser's overall responsibilities with respect to the Portfolios and the accounts as to which the Sub-Adviser exercises investment discretion, (ii) such payment is made in compliance with Section 28(e) of the Securities Exchange Act of 1934, and any other applicable laws and regulations, and (iii) in the opinion of the Sub-Adviser, the total commissions paid by a Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. It is recognized that the services provided by such brokers may be useful to the Sub-Adviser in connection with the Sub-Adviser's service to other clients. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of a Portfolio as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients.

     4. Marketing Support. The Sub-Adviser shall provide marketing support to the Adviser in connection with the sale of Trust shares and/or the sale of variable annuity contracts issued by the Company, as reasonably requested by the Adviser. Such support shall include, but not necessarily be limited to, presentations by representatives of the Sub-Adviser at investment seminars, conferences and other industry meetings as may be mutually agreed upon between Adviser and Sub-Adviser. Notwithstanding the foregoing, nothing contained in this Agreement shall obligate the Sub-Adviser to provide any funding or financial support for the purpose of directly or indirectly promoting investments in the Trust. Any materials utilized by the Adviser which contain any information relating to the Sub-Adviser shall be submitted to the Sub-Adviser for approval prior to use, not less than five (5) business days before such approval is needed by the Adviser. Any materials utilized by the Sub-Adviser which contain any information relating to the Adviser, the Company (including any information relating to its separate accounts or variable annuity contracts) or the Trust shall be submitted to the Adviser for approval prior to use, not less than five (5) business days before such approval is needed by the Sub-Adviser.

     5. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of California.

     6. Execution of Agreement. This Agreement will become binding on the parties hereto upon their execution of the attached Exhibit C to this Agreement.

     7. Compliance With Laws. The Sub-Adviser represents that it is, and will continue to be throughout the term of this Agreement, an investment adviser registered under all applicable federal and state laws. In all matters relating to the performance of this Agreement, the Sub-Adviser will act in conformity with the Trust's Declaration of Trust, By-Laws, and current registration statement applicable to the Portfolios and with the instructions and direction of the Adviser and the Trust's Trustees, and will conform to and comply with the 1940 Act and all other applicable federal or state laws and regulations.

     8. Termination. This Agreement may be terminated at any time, without penalty, by the Adviser or by the Trust by giving sixty (60) days' written notice of such termination to the Sub-Adviser at its principal place of business, provided that such termination shall have been authorized (i) by resolution of the Trust's Board of Trustees, including the vote or written consent of Trustees of the Trust who are not parties to the Agreement or interested persons of any party hereto, or (ii) by vote of a majority of the outstanding voting securities of the Portfolio. This Agreement may be terminated at any time by the Sub-Adviser by giving sixty (60) days' written notice of such termination to the Trust and the Adviser at their respective principal places of business.

     9. Assignment. This Agreement may not be assigned by the Adviser or Sub-Adviser without the prior written consent of the parties hereto and shall automatically terminate in the event of any assignment without such consent.

     10. Term. This Agreement shall begin on the date of its execution and unless sooner terminated in accordance with its terms shall continue in effect for two years from that date and from year to year thereafter provided continuance is specifically approved at least annually by the vote of a majority of the Trustees of the Trust who are not parties hereto or interested persons (as the term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Trustees of the Trust or the affirmative vote of a majority of the outstanding voting securities of a Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act), and provided that the Sub-Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the termination date of this Agreement or at least sixty (60) days prior to each renewal thereafter that it does not desire such continuation. .

     11. Amendments. This Agreement may be amended only in accordance with the 1940 Act.

     12. Indemnification. The Adviser shall indemnify and hold harmless the Sub-Adviser, its officers and directors and each person, if any, who controls the Sub-Adviser within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act") (any and all such persons shall be referred to as "Indemnified Party"), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any matter to which this Agreement relates. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Sub-Adviser or such controlling persons.

     The Sub-Adviser shall indemnify and hold harmless the Adviser and each of its directors and officers and each person if any who controls the Adviser within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damage or expense described in the foregoing indemnity, but only with respect to the Sub-Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Sub-Advisory Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Sub-Adviser, the
Sub-Adviser shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Sub-Adviser by the provisions of subsections (i) and (ii) of this section.

     13. Non-Exclusivity. The investment advisory services of the Sub-Adviser to the Portfolios under this Agreement are not exclusive, and the Sub-Adviser shall be free to render similar services to others.

     14. Independent Contractor. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall not, unless otherwise expressly provided herein or authorized by the Trustees of the Trust from time to time, have any authority to act for or represent the Portfolios or Trust in any way or otherwise be deemed to be an agent of the Portfolios or the Trust.

     15.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original.

     16. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

          (a) If to the Sub-Adviser:

                           Strong Capital Management, Inc.
                           100 Heritage Reserve
                           Milwaukee, Wisconsin 53051
                           Attention: General Counsel
                           Facsimile: (414) 359-3949

          (b) If to the Adviser:

                           LPIMC Insurance Marketing Services
                           1755 Creekside Oaks Drive
                           Sacramento, California 95833
                           Attention: President
                           Facsimile: (916) 641-4298

          (c) If to the Trust:

                           LPT Variable Insurance Series Trust
                           1755 Creekside Oaks Drive
                           Sacramento, California 95833
                           Attention: President
                           Facsimile: (916) 641-4298



                                    EXHIBIT A

                       LPT VARIABLE INSURANCE SERIES TRUST

          The following Portfolios of LPT Variable Insurance Series Trust are subject to this Agreement:

                           Strong International Stock Portfolio
                           Strong Growth Portfolio



                                    EXHIBIT B

Portfolio                                         Corresponding Strong Fund

Strong International Stock Portfolio       Strong International Stock Fund, Inc.

Strong Growth Portfolio                    Strong Growth Fund, Inc.



                                    EXHIBIT C

                       LPT VARIABLE INSURANCE SERIES TRUST

                            SUB-ADVISORY COMPENSATION

     For all services rendered by Sub-Adviser hereunder, Adviser shall pay to Sub-Adviser and Sub-Adviser agrees to accept as full compensation for all services rendered hereunder with respect to each of the Strong International Stock Portfolio and the Strong Growth Portfolio, monthly a fee of:

                  .50% of first $150 million of average daily net assets
                  .45% of the next $350 million of average daily net assets .40% of average daily net assets over and above $500 million.

LPT VARIABLE INSURANCE SERIES TRUST

By:______________________________________
Title:

LPIMC INSURANCE MARKETING SERVICES

By:______________________________________
Title:

STRONG CAPITAL MANAGEMENT, INC.

By:______________________________________
Title:

A copy of the document establishing the Trust is filed with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of each Portfolio.